Exhibit 10.67
Updated: November 2, 2023

INNOVATE CORP.

INSIDER TRADING POLICY

INNOVATE CORP.

INSIDER TRADING POLICY
Purpose
The purpose of this Insider Trading Policy (the Policy”) is to promote compliance with applicable securities laws by INNOVATE Corp. (“INNOVATE” or the “Company”) and its subsidiaries and all directors, officers and employees thereof, in order to preserve the reputation and integrity of the Company as well as that of all persons affiliated with it.
Scope
This Policy applies to (i) all directors, officers and employees of the Company, its subsidiaries and controlled affiliates (collectively, the “Subsidiaries”), their respective family members living in their households, anyone else living in their households, and any family members who do not live in their households but whose transactions in Company Securities (as defined below) are directed by them or are subject to their influence or control (collectively, “Immediate Family Members”), (ii) other persons as may be designated from time to time by the Chief Executive Officer, in consultation with the Chief Financial Officer, and (iii) any entities influenced or controlled by or for the benefit of individuals subject to the Policy, including any corporations, partnerships or trusts (all persons or entities described in the foregoing clauses (i), (ii) and (iii) being collectively referred to as “Covered Persons”). Transactions by the entities described in the foregoing clause (iii) should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account.
The Policy applies to any and all transactions in the Company’s securities. For purposes of this Policy, the Company’s securities include without limitation its common stock, options to purchase or sell its common stock, preferred stock, convertible and non-convertible debentures, warrants and other similar instruments, and exchange-traded options or other derivative securities related thereto (collectively, “Company Securities”). The Policy also governs similar transactions in the securities of other entities, including without limitation (i) Subsidiaries, (ii) any other company in which the Company has a direct or indirect beneficial ownership interest, and (iii) for Restricted Security Persons (as defined below) only, companies included on the prohibited trading list maintained by the Company’s Compliance Department (as such list may be amended from time to time, the “Prohibited Trading List”).
For the purposes of this Policy, the term “INNOVATE Entity” means (a) for all Covered Persons who are Restricted Security Persons, any company meeting the definition of the foregoing clauses (i), (ii) or (iii), and (b) for all Covered Persons who are not Restricted Security Persons, any company meeting the definition of the foregoing clauses (i) or (ii). The Prohibited Trading List shall contain a list of companies with which the Company has entered into a non-disclosure or other confidentiality agreement with respect to a potential investment or acquisition or any other potential investment or acquisition. Companies shall be added to and removed from the Prohibited Trading List at the discretion of the Chief Executive Officer in consultation with the Compliance Department. Before entering into a transaction potentially covered by this Policy with respect to a company, a Restricted Security Person shall first be required to confirm with the Compliance Department or his or her designee that such company is not on the Prohibited Trading List, as more fully set forth in the “Transaction Pre-approvals” section of this Policy.
For the purposes of this Policy, “Restricted Security Persons” include (i) all directors and executive officers of the Company, (ii) those officers and other employees of the Company and its Subsidiaries who regularly work on mergers and acquisitions and related investment opportunities, (iii) other employees of the Company and its Subsidiaries as may be designated from time to time by the Chief Executive Officer in consultation with the Chief Financial Officer and the Compliance Department, (iv) the respective Immediate Family Members of any person covered by clauses (i), (ii) or (iii) of this paragraph and (v) any entities influenced or controlled by or for the benefit of any of the foregoing, including any corporations, partnerships or trusts. The Compliance Department shall maintain a list of all persons covered by this paragraph (the “Restricted Security Person List”).
Prohibited Activities in Company Securities
No Covered Person may trade, buy, sell, transfer, dispose of or acquire Company Securities while in possession of material, non-public information concerning the Company and for one (1) full trading day after the date such material information has been publicly released. Notwithstanding the foregoing, this Policy shall not be deemed to prohibit:
    purchases of Company Securities by a Covered Person from the Company or sales of Company Securities by a Covered Person to the Company;
    the exercise of employee stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of Company Securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of Company Securities, and therefore would not qualify under this exception);
    bona fide gifts of Company Securities, provided such gifts do not violate any relevant securities laws;; or
    purchases or sales of Company Securities made pursuant to a properly established 10b5-1 Plan (as defined below under “Rule 10b5-1 Trading Plans”) that has been approved in writing by the Chief Financial Officer (or in the case of the Chief Financial Officer, by the Chief Executive Officer) in accordance with this Policy and has not been modified in any respect after such initial approval without such modification being approved in writing in accordance with this Policy.

No Covered Person may “tip” or disclose material, non-public information to any outside person (including spouses, parents, children, siblings or other family members, individuals sharing the same household, investors, or members of the investment community and/or news media), unless in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information. Furthermore, no Covered Person may give trading advice of any kind about the Company or Company Securities to anyone, whether or not such Covered Person is aware of material, non-public information.
Prohibited Activities in INNOVATE Entity Securities
    Acquisitions
No Covered Person may acquire any securities (including without limitation common stock, options to purchase or sell common stock, preferred stock, convertible and non-convertible debentures, warrants and other similar instruments, and exchange-traded options or other derivative securities related thereto) of an INNOVATE Entity (“INNOVATE Entity Securities”) at any time, whether or not such securities are publicly traded and whether or not the Covered Person is in possession of material non-public information about the applicable INNOVATE Entity, without the prior written consent of INNOVATE’s Chief Financial Officer.
Notwithstanding the foregoing, this Policy shall not be deemed to prohibit grants of INNOVATE Entity Securities to a Covered Person pursuant to an incentive compensation plan, employee benefit plan, employment agreement or director compensation plan.
Sales, Dispositions and Tipping
No Covered Person may sell, transfer or dispose of INNOVATE Entity Securities as to which the Covered Person is in possession of material, non-public information. In addition, no Restricted Security Person may sell, transfer, or dispose of the securities of any company included on the Prohibited Trading List.
No Covered Person may “tip” or disclose material, non-public information regarding any INNOVATE Entity to any outside person, unless in accordance with the Company’s policies regarding the protection or authorized external disclosure of such information. Furthermore, no Covered Person may give trading advice of any kind about any INNOVATE Entity or INNOVATE Entity Securities to anyone, whether or not such Covered Person is aware of material, non-public information about that company.

Prohibited Activities in Other Companies’ Securities

No Covered Person may, while in possession of material, non-public information about any other public company gained in the course of his or her relationship with the Company, trade in the securities of the other public company while aware of such material, non-public information concerning that company, “tip” or improperly disclose such material, non-public information concerning that company to anyone or give trading advice of any kind to anyone concerning the other public company while aware of such material, non-public information about that company.

No Covered Person shall engage in a transaction intended to circumvent or otherwise achieve a result inconsistent with the purpose and intent of this Policy. For example, a Covered Person should not transact in an index investment in which Company Securities are a meaningful component if the basis for such transaction is material, non-public information concerning the Company Securities.

Material, Non-Public Information
Information about the Company or any other company is “material” when a reasonable investor would consider it important in making an investment decision to buy or sell such company’s securities. In simple terms, material information is any type of information that could reasonably be expected to affect the price of a company’s securities. While it is not possible to identify all information that would be deemed material, examples of information that would generally be considered material include the following:
    financial performance;
    potential mergers, acquisitions, dispositions or recapitalizations;
    new major contracts, orders, suppliers, customers, or finance sources, or the loss thereof;
    significant changes in volume, market share or product pricing;
    stock splits, public or private securities/debt offerings, or changes in a company’s dividend policies or amounts;
    significant changes in senior management or the board of directors;
    actual, threatened or potential exposure to major litigation, or the resolution of such litigation;
    significant cybersecurity incidents, including computer system or network compromises, data breaches, technological failure or human error;
    approvals or denials of requests for regulatory approval by government agencies of significant products, patents or trademarks;
    the contents of forthcoming publications that may affect the market price of a company’s securities;
    significant changes in accounting treatment, write-offs or effective tax rate; and
    impending bankruptcy or financial liquidity problems of the company.

Material, non-public information is material information that has not been disclosed generally to the marketplace. Information is considered “non-public” until it has been widely disseminated to the public through a Securities and Exchange Commission (the “SEC”) filing, press release, or other non-exclusionary method of disclosure reasonably designed to provide public access, and there has been sufficient time for the market to digest that information.
Any Covered Person who is unsure whether the information that he or she possesses constitutes material, non-public information should consult the Chief Financial Officer for guidance before trading in any Company Securities.
Pledges and Margin Loans
Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase Company Securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans). Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in Company Securities or INNOVATE Entity Securities, Covered Persons are prohibited from pledging Company Securities or INNOVATE Entity Securities as collateral to secure loans or purchasing Company Securities on margin. An exception to this prohibition may be granted by the Chief Financial Officer where a Covered Person wishes to pledge Company Securities as collateral to secure loans or purchase Company Securities on margin where, among other factors, the Covered Person clearly demonstrates the financial capacity and liquidity to repay the loan without resort to the pledged securities; provided that Covered Persons may only pledge Company Securities if (i) such securities represent less than 25% of the Company Securities held by such employee (excluding any unvested equity awards); (ii) such Company Securities represent less than 5% of the outstanding capital stock of the Company; and (iii) a request for approval of the Chief Financial Officer is submitted at least two weeks prior to execution (unless the Chief Financial Officer waives or shortens such notice requirement) and approval is granted. If an individual that was not previously a Covered Person (x) holds Company Securities in a margin account or is pledging Company Securities as a collateral of a loan and (y) becomes a Covered Person, such Covered Person shall promptly request approval from the Chief Financial Officer, and such approval shall be provided if such arrangement was already in place before the individual initially became a Covered Person and, as reasonably determined by the Chief Financial Officer, the aggregate amount of such Company Securities in the margin account and/or pledged is not material.
Hedging
Covered Persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company Securities or INNOVATE Entity Securities and from engaging in any other type of transaction in Company Securities or INNOVATE Entity Securities that would have similar economic consequences.

Short Sales
Covered Persons are prohibited from engaging in short sales (and uncovered short derivative positions) of Company Securities and INNOVATE Entity Securities.
Other Transactions
Covered Persons are encouraged to consult with the Compliance Department before entering into arrangements involving any Company Securities or INNOVATE Entity Securities under circumstances that are not expressly contemplated in this Policy (“Other Transactions”), which may also be subject to the foregoing restrictions. Other Transactions by Restricted Security Persons and Blackout Persons (as defined below) are subject to the “Transaction Pre-approvals” section of this Policy.
Blackout Periods
In addition to the foregoing restrictions, Blackout Persons are presumed to be in possession of material, non-public information in the ordinary course of their duties with the Company, and therefore are subject to more restrictive limitations on when they may buy or sell Company Securities, as follows:
Quarterly Restrictions.
Blackout Persons are prohibited from buying, selling or otherwise transferring or trading in any Company Securities beginning from fourteen (14) calendar days before the end of a fiscal quarter and ending upon the completion of the first full trading day after the Company has publicly disseminated its financial results for such fiscal quarter (any such period, a “Blackout Period”).
Exceptions to the Blackout Period policy may be approved only by the Chief Financial Officer (or, in the case of an exception for the Chief Financial Officer or persons or entities subject to this Policy as a result of their relationship with the Chief Financial Officer, the Chief Executive Officer or, in the case of exceptions for directors or persons or entities subject to this Policy as a result of their relationship with a director, the Board of Directors).
Trades by Blackout Persons outside of Blackout Periods may take place provided that (a) the Blackout Person does not then have knowledge of material, non-public information and (b) the proposed trade would not otherwise violate federal securities laws or the terms of this Policy.
Notwithstanding the foregoing, this Policy shall not be deemed to prohibit grants of INNOVATE Entity Securities to a Covered Person pursuant to an incentive compensation plan, employee benefit plan, employment agreement or director compensation plan during a Blackout Period.
For purposes of this Policy, “Blackout Persons” include (i) all Restricted Security Persons, (ii) all directors and officers of the Company and its Subsidiaries, (iii) other employees of the Company and its Subsidiaries as may be designated by the Chief Executive Officer or

Chief Financial Officer, (iv) the respective Immediate Family Members of any person covered by clauses (i), (ii) or (iii) of this paragraph and (v) any entities influenced or controlled by or for the benefit of any of the foregoing, including any corporations, partnerships or trusts.
Additional Restrictions in Specific Circumstances.
From time to time, the Chief Executive Officer, the Chief Financial Officer or the Chief Financial Officer may recommend, or require, that directors, officers, designated employees and others refrain from trading because of developments known to the Company and not yet disclosed to the public. Such developments may include (but are not limited to) potential mergers, acquisitions, dispositions or recapitalizations, significant changes in volume, market share or product pricing and the occurrence of significant cybersecurity incidents. In such a case, the persons so advised shall not engage in any transaction involving the purchase, sale or other transfer of Company Securities or INNOVATE Entity Securities until advised that the restriction has been terminated and should not disclose to others inside or outside of the Company the fact that such a trading restriction has been imposed. Restricted Security Persons are at all times prohibited from trading in the securities of any company included on the Prohibited Trading List.
Transaction Pre-Approvals
Restricted Security Persons and Blackout Persons are required to obtain the written approval of the Chief Financial Officer (or in the case of the Chief Financial Officer, the written approval of the Chief Executive Officer or the Chief Financial Officer) before buying, selling, transferring or otherwise trading any Company Securities or selling, transferring or otherwise disposing of INNOVATE Entity Securities, regardless of whether they are subject to a Blackout Period at the time they intend to transact. Furthermore, Restricted Security Persons and Blackout Persons also are required to obtain the written approval of the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer) before entering into Other Transactions and entering into any arrangement with respect to Company Securities or INNOVATE Entity Securities that is not otherwise expressly contemplated in this Policy. A request for approval of a transaction should be made at least three (3) business days in advance of the proposed transaction. In addition, the Restricted Security Person or Blackout Persons must execute a certification (in a form approved by the Compliance Department) that he, she or it is not aware of material, nonpublic information about the company whose securities he, she or it wishes to trade. Should the Company, at some time in the future, determine to automate this pre-approval process through the use of financial tracking software, all Restricted Security Persons and Blackout Persons will be required to register with the software vendor and follow instructions provided for proper compliance through such software program.
All trades that are approved by the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer) must be effected within five (5) business days of receipt of such approval unless a specific exception has been granted by the Chief Financial Officer orChief Executive Officer, as applicable. A pre-approved trade (or any portion of a pre-approved trade) that has not been effected during the five (5) business day period must be approved again prior to execution. Notwithstanding receipt of approval from the Chief Financial Officer or Chief Executive Officer, as applicable, if the Restricted Security Person or Blackout

Person becomes aware of material, non-public information or becomes subject to a Blackout Period or other trading suspension before the transaction is effected, the transaction may not be completed.
Rule 10b5-1 Trading Plans
Rule 10b5-l under the Exchange Act was adopted by the SEC to protect persons from insider trading liability for transactions under a written contract, instruction or plan previously established at a time when the insider did not possess material, non-public information and entered into in good faith and in accordance with all applicable federal and state laws. Under a properly established 10b5-1 plan (a “10b5-1 Plan”), Covered Persons may complete transactions in Company Securities at any time, including during Blackout Periods and other times when the Covered Person possesses material, non-public information. Thus a 10b5-1 Plan offers an opportunity for Covered Persons to establish a systematic program of transactions in Company Securities over periods of time that might include periods in which such transactions would otherwise be prohibited under the federal securities laws or this Policy. A variety of arrangements can be structured to meet the requirements of Rule 10b5-1. In particular, a 10b5-1 Plan can take the form of a blind trust, other trust, pre-scheduled stock option exercises and sales, pre-arranged trading instructions and other brokerage and third-party arrangements over which the Covered Person has no control once the plan takes effect. Covered Persons should note that Rule 10b5-1 only provides an affirmative defense in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit.
Covered Persons who desire to implement a 10b5-1 Plan must first obtain approval of the plan by the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer). In order to be eligible for approval, the 10b5-1 Plan (a) must be established only when a Covered Person is not in possession of material, non-public information about the Company and outside of a Blackout Period; (b) must be in writing; (c) must either irrevocably set forth the future date or dates on which purchases or sales of securities are to be made and the prices at which the securities are to be purchased or sold, or provide a formula for determining the price of the securities to be purchased or sold and the date or dates on which the transactions are to be completed (provided that no aspect of the formula may permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the Covered Person); (d) must set forth the broker who will be responsible for effecting the transactions (or method of transaction if not through a broker); (e) may not take effect until either (i) at least ninety (90) days after the plan is established, or (ii) two business days after the Company files a quarterly or annual financial report with the SEC covering the quarter in which the plan was adopted or modified, whichever is later, but no later than one hundred and twenty (120) days after the plan is established; and (f) the Covered Person must provide written certification that they are (i) not aware of material nonpublic information about the company or its securities, and (ii) are adopting or modifying the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5. A Covered Person may only create one single-trade plan in any twelve (12) month period. The Compliance Department will maintain a copy of all 10b5-1 Plans.

The Covered Person must provide the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer) written notice of any proposed modification or termination of a 10b5-1 Plan. In the case of a proposed modification, such modification must be approved in writing by the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer), following consultation with outside counsel, and may not take effect until at least thirty (30) days after the modification is made. Any modification must be made in good faith, outside of a Blackout Period and at a time when the Covered Person does not possess material, non-public information.
Termination of a 10b5-1 Plan should occur only in unusual circumstances, and any proposed termination of a 10b5-1 Plan must be approved in writing by the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer). Once a 10b5-1 Plan has been terminated, the Covered Person must wait at least thirty (30) days before trading outside of a 10b5-1 Plan and one (1) year before establishing a new 10b5-1 Plan.
The foregoing provisions relating to the implementation, modification and termination of a 10b5-1 Plan also apply to any 10b5-1 Plan entered into or proposed to be entered into for the purpose of selling INNOVATE Entity Securities.

Section 16 Insider Reporting Obligations
All transactions in Company Securities, including transactions effected pursuant to a 10b5-1 Plan and transactions involving restricted stock and other equity awards granted by the Company, by directors and officers that are subject to Section 16 of the Exchange Act (“Section 16 Insiders”) must be executed only through brokers that agree to confirm approval of the transaction pursuant to this Policy before executing the transaction. At least three (3) business days prior to executing the transaction, Section 16 Insiders shall provide written notice to, and obtain the written approval of, the Chief Financial Officer (or in the case of the Chief Financial Officer, the Chief Executive Officer) for each transaction in Company Securities that may be reportable on SEC Form 4 or Form 5. The requisite notice shall include all information necessary to accurately report the transaction on SEC Form 4 or 5 (with the exception of the final price and date of execution, which shall be confirmed by either the Section 16 Insider or the broker as soon as the transaction is executed).
In addition to transactions for the Section 16 Insider’s own account, Section 16 of the Exchange Act requires Section 16 Insiders to report transactions in Company Securities in which the Section 16 Insider beneficially owns a direct or indirect “pecuniary interest” (i.e., where the Section 16 Insider has the opportunity, directly or indirectly, to profit or share in any profit from a transaction in Company Securities). Section 16 Insiders may be deemed to beneficially own Company Securities held or acquired by:
    the Section 16 Insider’s immediate family sharing the same household;
    trusts (including living or family trusts) in which the Section 16 Insider is a settlor or has or shares investment control;

    trusts in which the Section 16 Insider, or any member of his or her immediate family, is a beneficiary;
    general partnerships in which the Section 16 Insider is a general partner;
    limited partnerships where the Section 16 Insider is a general partner or has or shares investment control over the limited partnership’s portfolio securities;
    corporations where the Section 16 Insider is a controlling shareholder or has or shares investment control over the corporation’s portfolio securities; and
    limited liability companies in which the Section 16 Insider is a member, if structured like a general partnership, or where the Section 16 Insider has control or has or shares investment control over the limited liability company’s portfolio securities, if structured like a limited partnership or corporation.
Under Section 16 of the Exchange Act, Section 16 Insiders face strict liability for effecting non-exempt purchases and sales (or sales and purchases) in Company Securities (including Company Securities deemed to be beneficially owned by Section 16 Insiders) within a six-month period that result in a “short swing profit” (whether this profit is actual or imputed). The statute compels the Section 16 Insider to disgorge all profits gained in the transactions to the Company.
All Section 16 Insiders shall execute a special power of attorney in form and substance satisfactory to the Compliance Department empowering each of the Chief Executive Officer, the Chief Financial Officer, or such other person as may be designated by the Chief Financial Officer, to execute and timely file with the SEC the required reports with respect to any transaction in Company Securities on behalf of the Section 16 Insider. Although the Compliance Department will assist Section 16 Insiders in preparing and filing the required reports with the SEC, Section 16 Insiders retain responsibility for filing the required reports under the federal securities laws.
Any person who is unsure whether they are subject to Section 16 of the Exchange Act, whether they may be deemed to beneficially own Company Securities held or acquired by members of their immediate family or trusts, partnerships, corporations or limited liability companies over which they exercise control or in which they have an interest, whether a contemplated transaction in Company Securities is reportable on Form 4 or Form 5 or whether a contemplated transaction in Company Securities may result in liability for short-swing profits should consult the Compliance Department for guidance.
Reporting of Violations
Any Covered Person who violates this Policy or any federal, state or exchange rule or law governing insider trading, including tipping, or knows of any such violation by any other Covered Person, must report the violation immediately to the Compliance Department. Upon learning of any such violation, the Compliance Department, in consultation with the Company’s legal counsel, will determine whether the Company should release any material non-public information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.
Compliance with the Insider Trading Policy
The Chief Financial Officer is responsible for supervising compliance with this Policy by Covered Persons. The Chief Financial Officer may designate one or more individuals who may perform the Chief Financial Officer’s duties in the event that the Chief Financial Officer is unable or unavailable to perform such duties.
As a condition to present and continued employment with the Company or any Subsidiary of the Company, as applicable, each Covered Person, shall acknowledge their receipt, understanding and compliance with, the Policy on an annual basis through (i) the use of the Company’s online tracking software or (ii) in the event the online tracking software is unavailable to the Covered Person, by executing an Acknowledgement, substantially in the form attached hereto as Appendix A. In the case of a Covered Person’s Immediate Family Members, the Covered Person shall make a representation that his or her Immediate Family Members are in compliance with the Policy and will continue to comply with the Policy in the future.
Potential Civil, Criminal and Disciplinary Sanctions
A.    Civil and Criminal Penalties
The consequences of prohibited insider trading or tipping can be severe.  Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to $1 million, and serve a jail term of up to ten (10) years.  The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties.
B.    Company Discipline
Violation of this policy or federal or state insider trading or tipping laws by any Director, Senior Officer, or Employee, or their family members, may subject the Director to removal proceedings and the Senior Officer or Employee to disciplinary action by the Company, up to and including termination for cause.
Inquiries
Please direct all inquiries regarding any of the provisions or procedures of this Policy to the Chief Financial Officer.